Exhibit 99.1
Joint Filer Information

Date of Event Requiring Statement:	April 4, 2012

Issuer Name and Ticker or Trading Symbol:	Dunkin’ Brands Group, Inc. [DNKN]

Designated Filer:	TCG Holdings, LLC

Other Joint Filers:	TC Group, L.L.C.
TC Group IV Managing GP, L.L.C.
TC Group IV, L.P.
Carlyle Partners IV L.P.
CP IV Coinvestment, L.P.

Addresses:	The address of each of the reporting persons is c/o The Carlyle Group, 1001 Pennsylvania Ave., N.W., Suite 220 South, Washington, DC 20004-2505.

Signatures:
Dated: April 6, 2012

TC GROUP, L.L.C.

By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, attorney-in-fact
Name: David M. Rubenstein
Title: Managing Director

TC GROUP IV MANAGING GP, L.L.C.

By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, attorney-in-fact
Name: David M. Rubenstein
Title: Managing Director

TC GROUP IV, L.P.

By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, attorney-in-fact
Name: David M. Rubenstein
Title: Managing Director

CARLYLE PARTNERS IV L.P.

By: TC Group IV, L.P., its General Partner
By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, attorney-in-fact
Name: David M. Rubenstein
Title: Managing Director

CP IV COINVESTMENT, L.P.

By: TC Group IV, L.P., its General Partner
By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, attorney-in-fact
Name: David M. Rubenstein
Title: Managing Director